UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2012

Rio Bravo Oil, Inc.

(Formerly known as Soton Holdings Group, Inc.)

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54564	42-1771917
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5858 Westheimer, Suite 699, Houston, TX		77057
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: [insert]

Soton Holdings Group, Inc.

180 Madison Avenue, Suite 1702, New York, NY 10016

(Former name or former address, if changed since last report)

(Address of Principal Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 9.01	Financial Statements and Exhibits

SIGNATURES

EXHIBIT INDEX

Item 1.01 Entry into a Material Definitive Agreement

On February 24, 2012, Rio Bravo Oil, Inc. (f/k/a/ Soton Holdings Group, Inc.), a Nevada corporation (the “Company”) entered into two (2) convertible promissory notes (individually, a “Note” and collectively, the “Notes”) in the amounts of $1,000,000 and $1,500,000, respectively ($2,500,000 in the aggregate) payable to Personalvorsorge der Autogrill Schweiz AG and Hohenplan Privatstiftung, respectively. Each Note is due and payable by its terms on or before December 31, 2014 and bears interest at a rate of eight percent (8%) per annum. The outstanding principal amount of each Note, together with accrued interest, is convertible, in whole or in part, at the sole discretion of each respective payee, into shares of Company Common Stock calculated as follows: (a) the principal amount of the Note which is converted divided by the Original Principal Amount (as defined in the Notes) multiplied by One Million (1,000,000) as to the $1,000,000 Note or multiplied by One Million Five Hundred Thousand (1,500,000) as to the $1,500,000 Note; plus (b) the amount of any accrued interest on the amount converted through the date of conversion (calculated on a 360 day year comprising 30 day months) multiplied by one. The conversion ratio is subject to adjustment upon the occurrence of certain events. In addition, the Notes (together with any accrued interest thereon) shall be automatically converted to Company Common Stock at any time after March 1, 2013, should the shares of the Company’s Common Stock trade at a price of over $2.50 per share (as adjusted for stock splits or other events which would result in an adjustment of the number of shares of Company Common Stock issuable pursuant to the terms of the Notes) for a period in excess of thirty (30) consecutive trading days, based upon the following calculation: (a) the then outstanding principal amount of the Note multiplied by one (1); plus (b) the amount of any accrued but unpaid interest on the Note through the date of conversion (calculated on a 360 day year comprising 30 day months) multiplied by one. Each of the Notes carries piggyback registration rights.

The proceeds of the Notes will be used for working capital and general corporate purposes.

Copies of the Notes are attached hereto as Exhibits 2.1 and 2.2, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please refer to Item 2.01, above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

NUMBER	DESCRIPTION

2.1	Promissory Note in the face amount of $1,000,000 dated February 24, 2012 between the Company and Personalvorsorge der Autogrill Schweiz AG.

2.2	Promissory Note in the face amount of $1,500,000 dated February 24, 2012 between the Company and Hohenplan Privatstiftung.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rio Bravo Oil, Inc.

By:      /s/ Carlos E. Buchanan II

Name: Carlos E. Buchanan II

Title:   Chief Financial Officer

Dated: March 2, 2012

EXHIBIT LIST

NUMBER	DESCRIPTION

2.1	Promissory Note in the face amount of $1,000,000 dated February 24, 2012 between the Company and Personalvorsorge der Autogrill Schweiz AG.

2.2	Promissory Note in the face amount of $1,500,000 dated February 24, 2012 between the Company and Hohenplan Privatstiftung.